Exhibit 10.13

RESTRICTED STOCK AGREEMENT

RESTRICTED STOCK AGREEMENT, dated as of the Grant Date specified on Schedule A hereto under the heading “Grant Date”, by and between SIRVA, Inc., a Delaware corporation (the “Company”), and the grantee whose name appears on the signature page hereof (the “Grantee”).

W I T N E S S E T H:

WHEREAS, to motivate key employees, consultants and non-employee directors of the Company and the Subsidiaries by providing them an ownership interest in the Company, the Board of Directors (the “Board”) has established, and the shareholders of the Company have approved, the SIRVA, Inc. Amended and Restated Stock Incentive Plan, as the same may be amended from time to time (the “Plan”); and

WHEREAS, pursuant to the Plan, the Compensation Committee of the Board has authorized the grant to the Grantee of Restricted Stock (as defined below); and

WHEREAS, the Grantee and the Company desire to enter into an agreement to evidence and confirm the grant of such Restricted Stock on the terms and conditions set forth herein.

NOW, THEREFORE, to evidence the Restricted Stock so granted, and to set forth the terms and conditions governing such Restricted Stock, the Company and the Grantee hereby agree as follows:

1. Grant of Restricted Stock. The Company hereby evidences and confirms its grant to the Grantee, effective as of the date hereof (the “Grant Date”), of the number of shares of the common stock, par value $.01 per share, of the Company (each, a “Share” and, collectively, the “Shares”) specified on Schedule A hereto under the heading “Restricted Stock”. All Shares received by the Grantee under this Agreement are subject to the restrictions contained herein and are referred to herein as “Restricted Stock.”  This Agreement is subordinate to, and the terms and conditions of the Restricted Stock granted hereunder are subject to, the terms and conditions of the Plan, which are incorporated by reference herein. If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern. Any capitalized terms used herein without definition shall have the meanings set forth in the Plan.

2. Vesting of Restricted Stock.

(a)  Restricted Period. Except as provided in Section 2(b)(i) or Section 6 hereof, the Restricted Stock granted hereby may not be sold, assigned, transferred, pledged, hypothecated or otherwise directly or indirectly encumbered or disposed of until the end of the Restriction Period (the “Restriction Period”) set forth on the signature page hereof under the heading “Restriction Period” or at such earlier date as such restrictions shall otherwise lapse under the terms of this Agreement or the Plan.

(b)  Termination of Employment. Notwithstanding anything contained in this Agreement to the contrary, (i) subject to the provisions of Article X of the Plan, if the Grantee’s employment is terminated due to his death or Disability during the Restriction Period, the Restriction Period shall terminate with respect to a pro rata portion of the Shares underlying the Restricted Stock then held by the Grantee based on the number of months the Grantee was employed during the applicable Restriction Period, and the remaining Restricted Stock for which the Restriction Period has not then expired shall be forfeited and canceled as of the date of such termination, and (ii) if the Grantee’s employment is terminated for any other reason during the Restriction Period, any Restricted Stock held by the Grantee for which the Restriction Period has not then expired shall be forfeited and canceled as of the date of such termination. Nothing in the Agreement shall be deemed to confer on the Grantee any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or Subsidiary to terminate such employment at any time.

(c)  Committee Discretion. Notwithstanding anything contained in this Agreement to the contrary, the Committee, in its sole discretion, may accelerate the expiration date of the Restriction Period with respect to any Restricted Stock under this Agreement, at such times and upon such terms and conditions as the Committee shall determine.

3. Delivery of Restricted Stock.

(a)  Stock Certificates; Share Register. On or as soon as practicable after the Grant Date, the Company shall either (i) issue one or more stock certificates evidencing the grant of Restricted Stock to Grantee, which shall be held by the Company until the expiration of the Restriction Period, at which time the Shares shall be delivered to the Grantee, or (ii) register the grant of Restricted Stock in the name of the Grantee through a book entry credit in the records of the Company’s transfer agent, which shall be registered as restricted until the expiration of the Restriction Period.

(b)  Stock Powers. In the event that the Company issues one or more stock certificates evidencing the grant of Restricted Stock to the Grantee, the Grantee shall deposit with the Secretary of the Company stock powers or other instruments of transfer or assignment, duly endorsed in blank with signature guaranteed, corresponding to each certificate for all Shares until the expiration of the Restriction Period, at which time the stock powers shall be returned to the Grantee.

4. Grantee’s Representations, Warranties and Covenants.

The Grantee represents and warrants that the Restricted Stock has been, and any Shares will be, acquired by the Grantee solely for the Grantee’s own account for investment and not with a view to or for sale in connection with any distribution thereof. The Grantee further understands, acknowledges and agrees that the Restricted Stock, and any Shares, may not be transferred, sold, pledged, hypothecated or otherwise disposed of except to the extent expressly permitted hereby and at all times in compliance with the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Securities Exchange Commission thereunder, and in compliance with applicable state securities or “blue sky” laws and non-U.S. securities laws.

5. Grantee’s Rights with Respect to Restricted Stock.

(a)  Restrictions on Transferability. During the Restriction Period, the Restricted Stock granted hereby is not assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Grantee upon the Grantee’s death; provided that the deceased Grantee’s beneficiary or representative of the Grantee’s estate shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if such beneficiary or the estate were the Grantee.

(b)  Rights as Stockholder. Except as otherwise provided in this Agreement or the Plan, Grantee shall have, with respect to all Restricted Stock, the right to vote such Restricted Stock and the right to receive cash and other dividends, if any, as may be declared on the Restricted Stock from time to time, but shall otherwise enjoy none of the rights of a stockholder unless and until the expiration of the Restriction Period with respect to such Restricted Stock. Any securities issued to or received by the Grantee with respect to Restricted Stock as a result of a stock split, a dividend payable in capital stock or other securities, a combination of shares or any other change or exchange of the Restricted Stock for other securities, by reclassification, reorganization, distribution, liquidation, merger, consolidation, or otherwise, shall have the same status and bear the same legend as the Restricted Stock and shall be held by the Company if the Restricted Stock is being so held, unless otherwise determined by the Committee.

(c)  Legend. Any certificate evidencing the Restricted Stock and any book entry credit shall reflect the following legend: “THE SHARES REPRESENTED BY THIS CERTIFICATE OR THIS BOOK ENTRY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE SIRVA, INC. AMENDED AND RESTATED OMNIBUS STOCK INCENTIVE PLAN AND THE SHARES EVIDENCED HEREBY ARE NOT ASSIGNABLE OR OTHERWISE

TRANSFERABLE EXCEPT IN ACCORDANCE WITH SUCH PLAN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

(d)  Forfeiture. By accepting the Restricted Stock, the Grantee acknowledges and agrees that the Restricted Stock have been granted as an incentive to the Grantee to remain employed by the Company and the Subsidiaries, and to use his or her best efforts to enhance the value of the Company and the Subsidiaries over the long-term. Accordingly, notwithstanding anything contained in this Agreement to the contrary, if, (A) during the Grantee’s employment with the Company or any Subsidiary, (B) during any post-termination period where the Restriction Period may continue to lapse, or (C) during the period ending one (1) year after the expiration of any post-termination period (the date such period expires, the “One-Year Date”), the Grantee, except with the prior written consent of the Committee,

(i)  directly or indirectly, owns any interest in, operates, joins, controls or participates as a partner, director, principal, officer, or agent of, enters into the employment of, acts as a consultant to, or performs any services for any entity which has operations that compete with any business of the Company and the Subsidiaries in which the Grantee was employed (in any capacity) in any jurisdiction in which such business is engaged, or in which any of the Company and the Subsidiaries have documented plans to become engaged of which the Grantee has knowledge at the time of the Grantee’s termination of employment (the “Business”), except where (x) the Grantee’s interest or association with such entity is unrelated to the Business, (y) such entity’s gross revenue from the Business is less than 10% of such entity’s total gross revenue, and (z) the Grantee’s interest is directly or indirectly less than two percent (2%) of the Business;

(ii)  directly or indirectly, solicits for employment, employs or otherwise interferes with the relationship of the Company or any of its Affiliates with any natural person throughout the world who is or was employed by or otherwise engaged to perform services for the Company or any of its Affiliates at any time during the Grantee’s employment with the Company or any Subsidiary (in the case of any such activity during such time) or during the twelve-month period preceding such solicitation, employment or interference (in the case of any such activity after the termination of the Grantee’s employment); or

(iii)  directly or indirectly, discloses or misuses any confidential information of the Company or any of its Affiliate (such activities to be collectively referred to as “Wrongful Conduct”), then all Restricted Stock granted hereunder, to the extent they remain subject to the Restriction Period, shall automatically terminate and be canceled immediately as of the date on which the Grantee first engaged in such Wrongful Conduct and, in such case and in the case of the Grantee’s termination for Cause, the Grantee shall pay to the Company in cash any Financial Gain the Grantee realized from the lapse of the Restriction Period on all or a portion of the Restricted Stock granted hereunder within the period commencing six (6) months prior to the termination of the Grantee’s employment and ending on the One-Year Date (such period, the “Wrongful Conduct Period”). For purposes of this Section 4(c), “Financial Gain” shall equal, on each date of lapse of the Restriction Period, the greater of (x) the Fair Market Value on the date of lapse of the Restriction Period and (y) the Fair Market Value on the date of sale of the Shares, multiplied by the number of shares of Common Stock no longer subject to the Restriction Period (without reduction for any shares of Common Stock surrendered or attested to). By executing this Restricted Stock Agreement, the Grantee hereby consents to and authorizes the Company and the Subsidiaries to deduct from any amounts payable by such entities to the Grantee any amounts the Grantee owes to the Company under this Section 4(d). This right of set-off is in addition to any other remedies the Company may have against the Grantee for the Grantee’s breach of this Agreement. The Grantee’s obligations under this Section 4(d) shall be cumulative (but not duplicative) of any similar obligations the Grantee has under this Agreement or pursuant to any other agreement with the Company or any Subsidiary.

6. Change in Control.

(a)  Subject to Section 6(b), in the event of a Change in Control, the Restriction Period applicable to all of the Grantee’s shares of Restricted Stock outstanding shall lapse immediately prior to the consummation of the transaction constituting the Change in Control.

(b)  Notwithstanding Section 6(a) hereof, no cancellation, termination, acceleration of vesting, lapse of a Restriction Period or settlement or other payment shall occur with respect to any outstanding Restricted Stock if the Committee (as constituted immediately prior to the Change in Control) reasonably determines, in good faith, prior to the Change in Control that such outstanding Restricted Stock shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Restricted Stock being hereinafter referred to as an “Alternative Award”) by the New Employer, provided that any Alternative Award must:

(i)  be based on shares of voting common stock that are traded on an established U.S. securities market;

(ii)  provide the Grantee with rights and entitlements substantially equivalent to the rights, terms and conditions applicable under such Restricted Stock, including, but not limited to, an identical vesting schedule and identical timing and method of payment;

(iii)  have terms and conditions which provide that in the event that the Grantee suffers an involuntary termination within two years following a Change in Control any conditions on the Grantee’s rights under, or any Restriction Period applicable to, all such Restricted stock held by the Grantee shall be waived or shall lapse, as the case may be.

7. Miscellaneous.

(a)  Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or Grantee, as the case may be, at the following addresses or to such other address as the Company or Grantee, as the case may be, shall specify by notice to the others:

(i)  if to the Company, to it at:

SIRVA, Inc.

Law Department

700 Oakmont Lane

Westmont, Illinois  60559

Attention:  General Counsel

(ii)  if to Grantee, to the Grantee at the address set forth on Schedule A hereto under the heading “Grantee’s Address”.

(b)  Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(c)  Waiver. Any party hereto may by written notice to the other party (A) extend the time for the performance of any of the obligations or other actions of the other party under this Agreement, (B) waive compliance with any of the conditions or covenants of the other party contained in this Agreement, and (C) waive or modify performance of any of the obligations of the other party under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

(d)  Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Grantee and the Company.

(e)  Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or Grantee without the prior written consent of the other party; provided that the Company may assign all or any portion of its rights or obligations under this Agreement to one or more persons or other entities designated by it in connection with a Change in Control of the Company.

(f)  Tax Withholding. The Company may require the recipient of the Shares to remit to the Company an amount in cash sufficient to satisfy the statutory minimum U.S. federal, state and local and non-U.S. tax withholding requirements as a condition to the issuance of such Shares. In the event any cash is paid to the Grantee or the Grantee’s estate or beneficiary pursuant to Section 6 hereof or Article IX of the Plan, the Company shall have the right to withhold an amount from such payment sufficient to satisfy the statutory minimum U.S. federal, state and local and non-U.S. tax withholding requirements. The Committee may, in its discretion, require or permit the Grantee to elect, subject to such conditions as the Committee shall impose, to meet such obligations by having the Company withhold or sell the least number of shares of Restricted Stock having a Fair Market Value sufficient to satisfy all or part of the Grantee’s estimated total statutory minimum U.S. federal, state and local and non-U.S. tax obligation with respect to the issuance of or lapse of restrictions on the Shares.

(g)  Additional United Kingdom Tax Provisions.

(i)  Without limiting the generality of Section 7. (f)  or Section 13.4 of the Plan, the Grantee irrevocably agrees to (A) pay to the Company, his employer or former employer (as appropriate) the amount of any Tax Liability (defined below) and (B) enter into arrangements to the satisfaction of the Company, his employer or former employer (as appropriate) for payment of any Tax Liability. In addition, the Grantee irrevocably agrees that (I) the Grantee will reimburse the Company, his employer or former employer (as appropriate) for any secondary class 1 (employer) national insurance contributions (or any similar liability for social security contribution in any jurisdiction) which (x) the Company or any employer (or former employer) of the Grantee is liable to pay as a result of any

Taxable Event (defined below); and (y) may be lawfully recovered by the Company or any employer (or former employer) from the Grantee and (II) at the request of the Company, his employer or former employer, the Grantee shall join that person in making a valid election to transfer to the Grantee the whole or any part of the liability for secondary class 1 (employer) national insurance contributions (or any similar liability for social security contribution in any jurisdiction) described in clause (I) of this sentence. For purposes of this Section 7. (g)  “Tax Liability” means the total of (a) any PAYE income tax and primary class 1 (employee) national insurance contributions (or any similar liability to withhold amounts in respect of income tax or social security contribution in any jurisdiction) that the Company or any employer (or former employer) of the Grantee is liable to account for as a result of any Taxable Event; and (b) if such amounts may be lawfully recovered from the Grantee, any secondary class 1 (employer) national insurance contributions (or any similar liability for social security contribution in any jurisdiction) that the Company or any employer (or former employer) of the Grantee is liable to pay as a result of any Taxable Event. For purposes of this Section 7. (g)   “Taxable Event” means any of the following events which may give rise to liabilities for income tax, with or without corresponding liabilities for national insurance contributions (or their equivalents in any jurisdiction) (I) the acquisition of the Restricted Stock, (II) any other taxable event in relation to the Restricted Stock, (III) the sale of the Restricted Stock (including any Shares that were originally acquired as Restricted Stock); or (IV) any other taxable event in relation to any Restricted Stock (including any Shares including any Shares that were originally acquired as Restricted Stock) ceasing t be restricted securities for the purposes of United Kingdom taxation.

(ii)  The Grantee irrevocably agrees to enter into a joint election in respect of the Restricted Stock under section 431(1) or section 431(2) of ITEPA 2003, if required to do so by the Company, his employer or former employer, within the time period proscribed by applicable law.

(iii)  The Grantee hereby appoints the Company (acting by any of its directors from time to time) as the Grantee’s agent and attorney to execute any joint election required to be entered into under Section 7. (g)  (ii)  , in the Grantee’s name and on the Grantee’s behalf. The Company may appoint one or more persons to act as substitute agent(s) and attorney(s) for the Grantee and to exercise one or more of the powers conferred on the Company by the power of attorney set out in this Section 7. (g)  (iii)  , other than the power to appoint a substitute attorney. The Company may subsequently revoke any such appointment. The power of attorney set out in this Section 7. (g)  (iii)   shall be irrevocable, save with the consent of the Company, and is given by way of security to secure the interest of the Company (for itself and as trustee under this Agreement on behalf of any employer or former employer of the Grantee) as a person liable to account for or pay any relevant Tax Liability. The Grantee declares that a person who deals in good faith with the Company or any substitute attorney as the Grantee’s attorney appointed under this Section 7. (g)  (iii)   may accept a written statement signed by that person to the effect that this power of attorney has not been revoked as conclusive evidence of that fact.

(iv)  As the Grantee is an employee in the United Kingdom the provisions of this Section 7. (g)   (but only this Section 7. (g)  ) shall be governed by and construed in accordance with laws of England and Wales.

(h)  Applicable Law. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE CORPORATE LAW OF THE STATE OF DELAWARE SPECIFICALLY AND MANDATORILY APPLIES.

(i)  Consent to Electronic Delivery. By executing this Agreement, Grantee hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Grantee pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, and the Restricted Stock via Company web site or other electronic delivery.

(j)  Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(k)  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

–  Signature page follows –

IN WITNESS WHEREOF, the Company and Grantee have executed this Agreement as of the Grant Date.

SIRVA, Inc.

By:
Name:
Title:

GRANTEE

Name: «name»

Schedule A

Grantee	«name»

Grantee’s Address	«address» «citystatezip»

Grant Date	«grantdate»

Restricted Stock	«restrictedstock»

Restriction Period

Lapses over five (5) years in equal installments on each of the first five anniversaries of the Grant Date, subject to the Grantee’s continuous employment with the Company or a Subsidiary from the Grant Date to such anniversary